UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2017

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On November 20, 2017, Cleantech Solutions International, Inc.’s (the “Company”) wholly-owned subsidiary, Vantage Ultimate Limited ("Vantage"), entered into a conditional share swap agreement with Marvel Finance Limited (“Marvel”), to acquire Marvel’s 51% interest in the issued share capital of Integrated Media Technology Limited (“IMT”). The terms of the agreement provide that Marvel shall transfer 51% of the issued share capital of IMT (which is valued at US$13,482,410, based on 1,348,241 ordinary voting shares at a price of US$10.00 per IMT share). In exchange, the Company shall issue a certain number of its shares of common stock, representing 19.5% of its issued and outstanding shares of common stock on the date the definitive agreement is entered into by the parties, along with a 5-year interest-free promissory note with a principal amount of US$11,482,410, to Marvel. The agreement is subject to various closing conditions, including entry into a definitive agreement satisfactory to both parties and legal and financial due diligence. There can be no assurances that the parties may enter into any agreement to do a transaction, and even if an agreement is entered into, there can be no assurances that such transaction will be consummated. A copy of the agreement and the Company’s press release announcing the agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2.

In connection with the Company’s 2017 Annual General Meeting (the “AGM”), the Company has decided to withdraw Proposal 3 on the Proxy Statement regarding the amendment to its 2016 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan, and Proposal 4 relating to the amendment to its Articles of Incorporation to increase the number of authorized shares available for future issuance. If you have already returned your proxy card and do not wish to change your vote, you do not need to do anything. Your vote will be voted as you instructed in the proxy card on Proposal 1 (Election of Directors), Proposal 2 (Name Change) and Proposal 5 (Further Business). Proposal 3 (Amendment to the Plan) and Proposal 4 (Amendment to the Articles) have been withdrawn. As such, any votes cast in connection with Proposals 3 or 4 shall be disregarded. If you have already returned your proxy card, and would like to change your vote on Proposals 1, 2 or 5, you may revoke or change your vote at any time before the final vote on the matter is taken at the AGM by submitting a notice of revocation to the Company, or by timely delivery of a valid, later-dated, duly executed proxy card. You may also revoke or change your vote by attending the AGM and voting in person. If your shares are held by a bank, broker, or other nominee, you must contact the bank, broker, or nominee and follow their instructions for revoking or changing your vote.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Letter Agreement dated November 20, 2017 by and between Marvel Finance Limited, Vantage Ultimate Limited and Cleantech Solutions International, Inc.

99.2	Press Release, dated November 22, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

3